Exhibit 99.1
-END-
Contacts: Dolph Baker, Chairman and CEO
Max P. Bowman, Vice President and CFO
(601) 948-6813

CAL-MAINE FOODS, INC. ANNOUNCES

PUBLICATION OF 2020 SUSTAINABILITY OVERVIEW

RIDGELAND, Miss.

(July 20,

2021) -

Cal-Maine Foods,

Inc. (NASDAQ:

CALM) today

released
Scaling
our

Sustainability
,

which

outlines

the

Company’s

enhanced

initiatives

to

augment

its

sustainability
journey.

The fiscal

year

2020 report

introduces the

Company’s
Human Rights

Statement
,

discusses
the Company’s

strong food safety

performance and highlights

the Company’s

commitment to animal
welfare, among other items. The

report also introduces Company reporting

against the Sustainability
Accounting Standards Board (SASB) framework.
“Cal-Maine Foods’ commitment to

sustainable food production is

embedded in our culture,” said Dolph
Baker,

chairman and

chief executive

officer of

Cal-Maine Foods,

Inc. “We

are pleased

to publish

our
second

sustainability

update

for

stakeholders

to

help

them

better

understand

our

enterprise
commitment to

continue to

serve as

the most

sustainable and

reliable supplier

of high-quality

fresh
eggs and egg products in the United States.”
The report may be found on the Company’s website, here .
Cal-Maine

Foods,

Inc.

is

primarily

engaged

in

the

production,

grading,

packing,

marketing

and
distribution of fresh

shell eggs, including

conventional, cage-free, organic

and nutritionally enhanced
eggs.

The

Company,

which

is

headquartered

in

Ridgeland,

Mississippi,

is

the

largest

producer

and
distributor

of

fresh

shell

eggs

in

the

United

States and

sells

the

majority

of

its

shell

eggs

in

states
across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.